EXHIBIT 99.1

Cosmos Holdings Inc. Changes its Name to Cosmos Health Inc.

and

Announces a 1-For-25 Reverse Stock Split

CHICAGO, December 16, 2022 (GLOBE NEWSWIRE) –Cosmos Holdings Inc. d/b/a Cosmos Health (“the Company") (Nasdaq: COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, announced a reverse stock split with a ratio of 1-for-25 (one-for-twenty five) effective at the opening of the business day on Friday, December 16, 2022. The CUSIP number of the Company after the split will change to 221413-305. The reverse stock split was authorized at the Company’s Annual General Meeting (“AGM”) on December 2, 2022 and was approved by the Company’s Board of Directors on December 15, 2022.

The Company also announced that it changed its name to Cosmos Health Inc. as approved at the Company’s AGM on December 2, 2022. The name change will also be effective on or at the opening of the business day on Friday, December 16, 2022.

Greg Siokas, Chief Executive Officer of Cosmos Health stated: “We are pleased to proceed with the reverse split of our stock which is required for us to re-gain compliance with NASDAQ’s minimum bid price requirement. Being listed on NASDAQ has been a key part of our strategy to fund our growth opportunities for the benefit of all our shareholders. We uplisted on NASDAQ in February 2022 and, to-date, we have secured funding that has enabled us to not only significantly de-lever our balance sheet but also pursue our business and growth plan. I am very excited about our business prospects and financial stability, and, firmly believe in the future success of Cosmos and in our ability to rapidly grow as an international health and wellness company with multiple strong brands. To better align our corporate mission, focus and nature of our activities with our name, we changed our name to Cosmos Health Inc.”.

About Cosmos Health, Inc.

Cosmos Health Inc. (Nasdaq: COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products "Sky Premium Life" and "Mediterranation." Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Lytham Partners, LLC

Ben Shamsian

E: shamsian@lythampartners.com

P: 646-829-9701

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